SECURITIES AND EXCHANGE COMMISSION
                          Washington, D.C. 20549

                                 FORM S-8

                          REGISTRATION STATEMENT
                     UNDER THE SECURITIES ACT OF 1933

                              AUTOZONE, INC.
            (Exact name of registrant as specified in its charter)

      Nevada                                                   62-1482048
(State or other jurisdiction of                             (I.R.S. Employer
incorporation or organization)                              Identification No.)


                            123 South Front Street
                           Memphis, Tennessee 38103
              (Address of Principal Executive Offices)(Zip Code)


                    AUTOZONE, INC. AMENDED AND RESTATED
                       EMPLOYEE STOCK PURCHASE PLAN
                           (Full title of the plan)


                              Harry L. Goldsmith
                                   Secretary
                            123 South Front Street
                           Memphis, Tennessee 38103
              (Name and address of agent for service of process)

                                (901) 495-6500
                    (Telephone number, including area code,
                       of agent for service of process)

                                                      Calculation of Registration Fee
--------------------------------------------------------------------------------------------------------------------

                                                                            PROPOSED MAXIMUM
                                                    PROPOSED MAXIMUM       AGGREGATE OFFERING
 TITLE OF SECURITIES TO       AMOUNT TO BE         OFFERING PRICE PER           PRICE (1)              AMOUNT OF
      BE REGISTERED            REGISTERED               SHARE (1)                                  REGISTRATION FEE
Common Stock                    1,800,000               $28.28125              $50,906,250            $15,017.34
$.01 par value

---------------------------------------------------------------------------------------------------------------------

(1) Estimated solely for the purposes of calculating the amount of the registration fee pursuant to Rule 457(h) on the basis of the average of the high and low price for shares of the Registrant's Common Stock as reported on the New York Stock Exchange, Inc. composite tape on December 18, 1997.

In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan described herein.

              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

      The Registration Statement on Form S-8 (No. 33-41308) previously filed with the Securities and Exchange Commission on June 20, 1991, as amended by Post-Effective Amendment No. 1, dated December 23, 1991, is hereby incorporated by reference.

      On October 21, 1997, the Board of Directors of the Registrant approved the Amended and Restated Employee Stock Purchase Plan (the "Plan") which increased the number of shares of Common Stock, $.01 par value, issuable under the Plan from 1,200,000 to 3,000,000. The Plan was approved by the Stockholders of the Registrant on December 18, 1997. This Registration Statement is being filed to reflect the additional 1,800,000 shares to be issued under the Plan, as amended and restated.


Item 5. Interests of Named Experts and Counsel

      Certain legal matters in connection with the shares of Common Stock offered hereby have been passed upon for the Company by Harry L. Goldsmith, General Counsel, Senior Vice President and Secretary of the Company. Mr. Goldsmith is an owner of Common Stock of the Company, has received options to purchase additional Common Stock, and will be eligible to participate in the Plan being registered hereunder.


Item 8. Exhibits

      4.1 AutoZone, Inc. Amended and Restated Employee Stock Purchase Plan. Incorporated by reference to Exhibit A to the definitive Proxy Statement dated October 29, 1997, filed with the Securities and Exchange Commission pursuant to Regulation 14A of the Securities Exchange Act of 1934.

      5.1   Opinion of Harry L. Goldsmith, General Counsel of AutoZone, Inc.

      23.1  Consent of Ernst & Young LLP.

      23.2 Consent of Harry L. Goldsmith, General Counsel of AutoZone, Inc. (included in the opinion filed as Exhibit 5.1).

      24.1  Power of Attorney (incorporated in the Signature Page).

                                  SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Memphis, State of Tennessee, on December 19, 1997.

                                    AUTOZONE, INC.


                                    By: /s/ J.C. ADAMS, JR.
                                        -----------------------------------
                                          J.C. Adams, Jr.
                                          Chairman, Chief Executive Officer
                                          and Director


POWER OF ATTORNEY

      KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Robert J. Hunt, Harry L. Goldsmith and Donald R. Rawlins, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following person in the capacities and on the dates indicated:

SIGNATURE                                TITLE                                    DATE

/s/ J.C. ADAMS, JR.                      Chairman, Chief Executive Officer,       December 18, 1997
---------------------------              and Director
  J.C. Adams, Jr.                        (Principal Executive Officer)


/s/ TIMOTHY D. VARGO                     President, Chief Operating Officer,      December 18, 1997
----------------------------             and Director
Timothy D. Vargo


/s/ ROBERT J. HUNT                       Executive Vice President, Chief          December 18, 1997
----------------------------             Financial Officer and Director
Robert J. Hunt                           (Principal Financial Officer)


/s/ MICHAEL E. BUTTERICK                 Vice President and Controller            December 18, 1997
----------------------------             (Principal Accounting Officer)
Michael E. Butterick


/s/ ANDREW M. CLARKSON                   Director                                 December 18, 1997
----------------------------
Andrew M. Clarkson


/s/ N. GERRY HOUSE                       Director                                 December 18, 1997
----------------------------
N. Gerry House


/s/ J.R. HYDE, III                       Director                                 December 18, 1997
----------------------------
J.R. Hyde, III


/s/ JAMES F. KEEGAN                      Director                                 December 18, 1997
----------------------------
James F. Keegan


----------------------------             Director
Michael W. Michelson


/s/ JOHN E. MOLL                         Director                                 December 18, 1997
----------------------------
John E. Moll


----------------------------             Director
George R. Roberts


/s/ RONALD A. TERRY                      Director                                 December 18, 1997
----------------------------
Ronald A. Terry


                                 EXHIBIT INDEX

      4.1 AutoZone, Inc. Amended and Restated Employee Stock Purchase Plan. Incorporated by reference to Exhibit A to the definitive Proxy Statement dated October 29, 1997, filed with the Securities and Exchange Commission pursuant to Regulation 14A of the Securities Exchange Act of 1934.

      5.1   Opinion of Harry L. Goldsmith, General Counsel of AutoZone, Inc.

      23.1  Consent of Ernst & Young LLP.

      23.2 Consent of Harry L. Goldsmith, General Counsel of AutoZone, Inc. (included in the opinion filed as Exhibit 5.1).

      24.1  Power of Attorney (incorporated in the Signature Page).